JOINDER TO ADMINISTRATION AGREEMENT

This JOINDER (the “Joinder”) to the ADMINISTRATION AGREEMENT, dated as of September 9, 2010, as amended from time to time (the “Agreement”), by and among JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and the AQR Funds, on behalf of each series fund and each Cayman Islands entity listed on Schedule 1 hereto; (each series, fund or Cayman Islands entity listed on Schedule 1 hereto separate and not jointly, “Customer” or “Fund”), is entered into and shall be effective as of March 15, 2021 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Agreement to provide for fund administration services;

WHEREAS, AQR Alternative Risk Premia Offshore Fund Ltd, a Cayman Islands entity to be wholly owned by AQR Alternative Risk Premia Fund (“New Fund”), separately and not jointly requests J.P. Morgan to provide fund administration services;

WHEREAS, J.P. Morgan agrees to provide such services pursuant to the terms and conditions set forth in the Agreement to the New Fund.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2.

Joinder. The New Fund hereby agrees to be subject to and bound by the terms and conditions of the Agreement. For the avoidance of doubt any reference to Customer or Fund in the Agreement that is applicable to the Cayman Island entities will incorporate the New Fund.

3.

Representations. Each party hereto represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.

4.

Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

5.	Governing Law. This Joinder shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.	Counterparts. This Joinder may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder as of the date set forth above.

JPMORGAN CHASE BANK, N.A.

By: /s/ Gregory Cook

Name: Gregory Cook

Title: Executive Director

CUSTOMER:

THE AQR FUNDS, on behalf of each Fund

listed on Schedule 1 hereto

By: /s/ John Hadermayer

Name: John Hadermayer

Title: Secretary

On behalf of each Cayman Islands entity Listed on Schedule 1 hereto By: /s/ Nicole DonVito Name: Nicole DonVito Title: Director

SCHEDULE 1

Series of AQR Funds
AQR International Equity Fund
AQR Global Equity Fund
AQR Large Cap Momentum Style Fund
AQR Small Cap Momentum Style Fund
AQR International Momentum Style Fund
AQR International Small Cap Fund
AQR Emerging Markets Fund
AQR Equity Plus Fund
AQR Small Cap Core Fund
AQR Small Cap Growth Fund
AQR Large Cap Multi-Style Fund
AQR Small Cap Multi-Style Fund
AQR International Multi-Style Fund
AQR Emerging Multi-Style II Fund
AQR Large Cap Defensive Style Fund
AQR International Defensive Style Fund
AQR Diversified Arbitrage Fund
AQR Equity Market Neutral Fund
AQR Global Macro Fund
AQR Long-Short Equity Fund
AQR Managed Futures Strategy Fund
AQR Managed Futures Strategy HV Fund
AQR Risk-Balanced Commodities Strategy Fund
AQR Multi-Asset Fund
AQR Risk Parity II MV Fund
AQR Style Premia Alternative Fund
AQR Alternative Risk Premia Fund
AQR Core Plus Bond Fund
AQR High Yield Bond Fund
AQR Diversifying Strategies Fund

Cayman Islands Entities
AQR Managed Futures Strategy Offshore Fund Ltd.
AQR Multi-Asset Offshore Fund Ltd.
AQR Risk-Balanced Commodities Strategy Offshore Fund Ltd.
AQR Risk Parity II MV Offshore Fund Ltd.
AQR Managed Futures Strategy HV Offshore Fund Ltd.
AQR Style Premia Alternative Offshore Fund Ltd.
AQR Global Macro Offshore Fund Ltd.
AQR Alternative Risk Premia Offshore Fund Ltd.